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                                                                    Exhibit 21.1

                         THE GREENBRIER COMPANIES, INC.
                              LIST OF SUBSIDIARIES

                                                                     Names Under
                                                     State of        Which Does
                          Name                     Incorporation      Business
                          ----                     -------------     -----------
3048389 Nova Scotia Limited                        Nova Scotia,         N/A
                                                     Canada
Autostack Corporation                                   OR              N/A
Greenbrier-Concarril, LLC                               DE              N/A
Greenbrier de Mexico, S.R.L. de C.V.                  Mexico            N/A
Greenbrier Europe B.V.                             Netherlands          N/A
Greenbrier Germany GmbH                              Germany            N/A
                                                                     Greenbrier
Greenbrier Leasing Corporation                          DE           Intermodal
Greenbrier Leasing Limited                         Nova Scotia,         N/A
                                                      Canada
Greenbrier Leasing Limited Partner, LLC                 DE              N/A
Greenbrier Leasing, LLC                                 DE              N/A
Greenbrier Leasing, L.P.                                DE              N/A
Greenbrier Logistics, Inc.                              OR              N/A
Greenbrier Poland Sp z.o.o.                           Poland            N/A
Greenbrier Railcar, Inc.                                DE              N/A
Greenbrier U.K. Limited                           United Kingdom        N/A
Gunderson-Concarril, S.A. de C.V.                     Mexico            N/A
Gunderson, Inc.                                         OR              N/A
Gunderson Leasing, Inc.                                 OR              N/A
Gunderson Marine, Inc.                                  OR              N/A
Gunderson Rail Services, Inc.                           OR              N/A
InterAmerican Logistics Inc.                         Ontario,           N/A
                                                      Canada
Superior Transportation Systems, Inc.                   OR              N/A
Tolan O'Neal Transportation & Logistics, Inc.           WA              N/A
TrentonWorks Limited                               Nova Scotia,         N/A
                                                      Canada
WagonySwidnica S.A.                                   Poland            N/A
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